CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated April 14, 2022, relating to the consolidated financial statements of Cannabis Sativa, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.  We also consent to the reference to us under the heading “Experts” in the joint proxy statement/prospectus.

/s/ Assure CPA LLC

Spokane, Washington

March 21, 2023